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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: December 13, 1999                  Commission File No. 000-26981
(Date of earliest event reported)


                           SILVERSTREAM SOFTWARE, INC.
             (Exact name of Registrant as specified in its Charter)


         Delaware                                          04-3318325
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

One Burlington Woods Drive, Suite 200, Burlington, Massachusetts        01803
(Address of principal executive offices)                              (Zip Code)

                                 (781) 238-5400
              (Registrant's telephone number, including area code)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On December 13, 1999, the Registrant acquired GemLogic, Inc., a Connecticut corporation ("GemLogic"). The acquisition was consummated pursuant to an Agreement and Plan of Merger, dated December 13, 1999, providing for the merger of SilverStream Acquisition Corporation, a Connecticut corporation and a wholly owned subsidiary of the Registrant (the "Transitory Subsidiary") with and into GemLogic (the "Merger"). In payment of the Merger consideration, the Registrant issued an aggregate of 114,456 shares of common stock to the stockholders of GemLogic, Frederick Holahan and Christopher Keller, and may in the future issue up to approximately 47,690 shares of common stock subject to the satisfaction of certain milestones. The Registrant also agreed to issue options to employees of GemLogic for the purchase of approximately 168,500 shares of common stock. The terms of the Merger were determined on the basis of arm's length negotiations. GemLogic is a developer of an XML integration server. XML is an emerging standard for sharing data over the Internet, enabling data to be exchanged among different software, database packages and legacy systems.

         On December 13, 1999, the Registrant acquired ObjectEra, Inc., a California corporation ("ObjectEra"). The acquisition was consummated pursuant to a Stock Purchase Agreement, dated December 13, 1999, providing for the Registrant's purchase of all the outstanding shares of the common stock of ObjectEra from ObjectEra's stockholders (the "Acquisition"). In payment of the Acquisition consideration, the Registrant paid an aggregate of $4,200,000 from working capital to the stockholders of ObjectEra, Rohit Garg, Nicole Moutoux and David Moutoux. On February 1, 2000, the Registrant will pay $3,900,000 to Rohit Garg and may in the future, subject to the satisfaction of certain milestones, pay up to $3,900,000 and issue up to approximately 80,000 shares of common stock to Rohit Garg. The terms of the Acquisition were determined on the basis of arm's length negotiations. ObjectEra is a developer of JBroker, a software program called an Object Request Broker (ORB).

         The foregoing descriptions of the Merger Agreement and Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Stock Purchase Agreement which are filed as Exhibit 2.1 and Exhibit 2.2 respectively to this Current Report on Form 8-K and incorporated herein by reference.



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5. OTHER EVENTS.

         On December 13, 1999, the Registrant issued two press releases (which are attached hereto as Exhibit 99.1) announcing that it would acquire GemLogic and ObjectEra.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. The financial statements of the businesses acquired that are required to be filed pursuant to this item will be filed by amendment not later than 60 days following the date hereof.

         (b) Pro Forma Financial Information. The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 60 days following the date hereof.

         (c) Exhibits. The following exhibits are incorporated herein by reference:

Exhibit
Number            Description

2.1 Agreement and Plan of Merger, dated December 13, 1999, by and among SilverStream Software, Inc., SilverStream Acquisition Corporation and GemLogic, Inc.

2.2 Stock Purchase Agreement, dated December 13, 1999, by and among SilverStream Software, Inc., ObjectEra, Inc. and the Stockholders of ObjectEra, Inc.


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99.1              Press releases dated December 13, 1999 announcing the
                  acquisitions of GemLogic and ObjectEra.

ITEM 8. CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 1999          SILVERSTREAM SOFTWARE, INC.


                                   /s/ Craig A. Dynes
                                   ------------------------------------------
                                   Craig A. Dynes
                                   Vice President and Chief Financial Officer




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                                INDEX TO EXHIBITS

EXHIBIT
  NO.             DESCRIPTION

2.1 Agreement and Plan of Merger, dated December 13, 1999, by and among SilverStream Software, Inc., SilverStream Acquisition Corporation and GemLogic, Inc.

2.2 Stock Purchase Agreement, dated December 13, 1999, by and among SilverStream Software, Inc., ObjectEra, Inc. and the Stockholders of ObjectEra, Inc.

99.1 Press releases dated December 13, 1999 announcing the acquisitions of GemLogic and ObjectEra.




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